UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Charles Joseph Koch, a Class B Director of the Company and father of the Company’s founder, C. James Koch, has passed away after a brief illness. Mr. Koch, himself a former brewer, had been a member of the Board of Directors on the Company since its initial public offering in 1995. The vacancy created by Mr. Koch’s death will be filled through an appointment by the sole holder of the Company’s Class B Common Stock, C. James Koch. No appointment has yet been made.

A copy of the press release issued by the Company is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: June 15, 2011	/s/ Martin F. Roper
Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

CHARLES KOCH, DIRECTOR OF THE BOSTON BEER COMPANY DIES AT 88

His career in brewing spanned over seventy years, from the decade of Prohibition’s repeal to today’s craft beer revolution

BOSTON, MA (06/15/2011) - - It is with sadness that the Board of Directors of The Boston Beer Company, Inc. (NYSE-SAM) announces the death of one of its longest serving members, Charles Joseph Koch, Jr. at the family farm in Georgetown, Ohio on June 13, 2011.

The elder Mr. Koch was a guiding light for his oldest son, Jim, in the creation of The Boston Beer Company. He contributed his immense knowledge of brewing, as well as his sound business advice. But his greatest gift lay in an old trunk stored in his attic. That trunk contained family brewing memorabilia and beer recipes dating back to the 1800’s. Indeed, he handed over to his son what he considered the best of the family beer recipes. That beer was first brewed in 1984 and soon appeared in taverns and restaurants in Boston under the name Samuel Adams Boston Lager. The success of Samuel Adams Boston Lager is widely credited as a catalyst for the American Craft Beer Revolution.

Mr. Koch was born in Cincinnati on November 14, 1922. He graduated from Withrow High School and the University of Cincinnati, where he majored in chemical engineering and was a member of the Sigma Chi fraternity. He became the fifth generation of eldest Koch sons to become a brewer. His career in brewing began in the beer industry's pre World War II time of many local small breweries and reached all the way to today's resurgent craft beer revolution. Mr. Koch apprenticed in some of Cincinnati's leading breweries of the day, including Wiedemann, Hudepohl, Burger, Bavarian and Schoenling Brewing Company.  He also graduated from America’ oldest brewing school, the Siebel Institute of Technology in Chicago in 1948 and served as Brewmaster at the Wooden Shoe Brewery in Minster, Ohio. In coming full circle, The Boston Beer Company bought the Hudepohl-Schoenling Brewery in Cincinnati in 1996. At the conclusion of a major renovation to the renamed Samuel Adams Brewery in 2005, one of the brewery’s two, new copper brew kettles was named in honor of Charles Koch.

Mr. Koch reluctantly left the beer business when he saw that the taste for full-flavored beers was on the wane. In 1958, he co-founded Chemicals, Inc., a distribution company of brewing and industrial chemicals in Cincinnati, Ohio and retired in 1987.  He served as a member of The Boston Beer Company’s first Board of Advisors and then on the Board of Directors from its initial public offering in 1995 until his death.

In 1945 Charles Koch married Dorothy Kautz; they were married for 63 years. They have four children: Charles James (Jim), William, Lisa Green, and Susan Koch. He leaves 11 grandchildren and two great-grandchildren.

In addition to his role in the American beer business, Mr. Koch was an avid collector of automobiles, both antique and modern. Every year he was a sponsor and supporter of the Ault Park Concours d’Elegance, one of the premier classic car events in the Midwest.

Funeral services for Charles Joseph Koch are private. Donations in his memory can be made to the Georgetown High School Scholarship Foundation (c/o Eric Toole, 987 Mr. Orab Heights, Georgetown, Ohio 45121) or to the Cincinnati Concours Foundation (346 Stanley Avenue, Suite One West, Cincinnati, Ohio 45277).

For Further Information:

Michelle Sullivan, The Boston Beer Company, (617) 368-5165

4